
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in federally tax-exempt revenue bonds, which financed construction and/or ownership of multi-family residential properties. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>
<NAME> DEAN WITTER/COLDWELL BANKER TAX EXEMPT MORTGAGE FUND, L.P.

<CIK> 0000794449
<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       5,354,832
<SECURITIES>                                         0
<RECEIVABLES>                                  458,047
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             110,245,020<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                 109,442,345<F2>
<TOTAL-LIABILITY-AND-EQUITY>               110,245,020<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,094,827<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                94,216
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,000,611
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,000,611
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,000,611
<EPS-PRIMARY>                                      .26<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include investment in revenue bonds of $102,004,200, net deferred expenses of $1,207,762, escrowed funds of $654,402 and other assets of $565,777.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $802,675.
<F4>Total revenue includes interest income of $2,094,827.
<F5>Represents net income per Assigned Benefit Certificate.

